[LETTERHEAD]
Williams & Webster, P.S.
Certified Public Accountants & Business Consultants


Board of Directors
Vivid Learning Systems, Inc.
Richland, WA


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated October 29, 2004, on the financial statements of Vivid Learning Systems, Inc. as of September 30, 2004 and 2003 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.



Williams & Webster, P.S.
Spokane, Washington

December 21, 2004